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                                 CODE OF ETHICS
                                       OF
                               THE OLSTEIN FUNDS
                                      AND
                           OLSTEIN & ASSOCIATES, L.P.

                      (Amended and Restated July 18, 2000)

PREAMBLE

     This Code of Ethics is being adopted for The Olstein Funds (the "Trust") and Olstein & Associates, L.P., investment adviser to each series of the Trust (the "Adviser"), in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "Act"), to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain persons, including any officer, director or trustee of the Trust or Adviser, in connection with the purchase or sale by such person of a security "held or to be acquired" by the Trust:/1/

          (1)  To employ any device, scheme or artifice to defraud the Trust;

          (2) To make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

          (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trust; or

          (4)  To engage in any manipulative practice with respect to the Trust.

     The Rule also requires that the Trust and Adviser adopt a written code of ethics, which shall be approved by a majority of the Board of Trustees of the Trust ("Board of Trustees") (including a majority of Independent Trustees) and that contains provisions reasonably necessary to prevent certain persons from engaging in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code of Ethics.

     Set forth below is the Code of Ethics adopted by the Board of Trustees of the Trust, and the general partner of the Adviser in compliance with the Rule. This Code of Ethics is based upon the principle that certain persons, including the trustees, officers and certain affiliated persons of the Trust and Adviser, owe a fiduciary duty to, among others, the shareholders of the Trust to conduct their affairs, including their personal securities transactions, in such manner to
----------
/1/    A security "held or to be acquired" is defined as (a) if within the most recent fifteen (15) days it (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust or its investment adviser for purchase by the Trust, and (b) any option to purchase or sell, and any security convertible into or exchangeable for such a security.

                                       1

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avoid (i) serving their own personal interests ahead of shareholders; (ii)
taking inappropriate advantage of their position with the Trust; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

                  GENERAL POLICY REGARDING PERSONAL INVESTING

     As a matter of general policy of the Trust and the Adviser, all employees of the Trust and the Adviser shall limit their personal investments to investments in the shares of the series of The Olstein Funds. This policy is designed to promote the business of the Trust, and to prevent conflicts of interest and violations of the fiduciary duty owed to the Trust's shareholders, and to the Adviser's customers.

     If an employee desires to make investments in securities which are not available through investments in the Trust, such investments may only be made after obtaining written approval from the Compliance Officer of the employer. The Compliance Officer shall monitor the personal investing of employees of the Trust and the Adviser to detect violations of this policy. Any non-Trust investments authorized by the Compliance Officer under this policy, are subject to this Code of Ethics. Trading by persons associated with the Adviser is also governed by the Adviser's Policy Statement on Insider Trading.

1.   DEFINITIONS

     (a) "Access Person" means any trustee, officer, general partner or Advisory Person of the Trust or Adviser, or the families of such person (including the spouse, minor children, and adults living in the same household as such persons).

     (b) "Advisory Person" means (i) any employee of the Trust or Adviser (or of any company in a control relationship to the Trust or Adviser) who, in connection with his regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust or Adviser who regularly obtains current information concerning recommendations made to the Trust with regard to the purchase or sale of a Security by the Trust.

     (c) A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated to the person responsible for trading, which includes when the Trust has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     (d) "Beneficial ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations

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          thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

     (e) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

     (f) "Independent Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

     (g) "Investment Personnel" means (i) any Portfolio Manager of the Trust as defined in (h) below; (ii) securities analysts, traders and other personnel who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager's decisions; (iii) any employee of the Trust or Adviser (or of any company in a control relationship to the Trust or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (iv) any natural person who controls the Trust or Adviser and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

     (h) "Portfolio Manager" means an employee of Adviser of the Trust entrusted with the direct responsibility and authority to make investment decisions affecting an investment company.

     (i) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     (j) "Security" or "Securities" shall have the meaning set forth in Section 2(a)(36) of the Act/2/, except that it shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt obligations (including repurchase agreements) and shares of registered open-end investment companies.
----------
/2/ Section 2(a)(36) of the Act defines "Security" to mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contact, voting-trust certification, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                                       3

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2.   PROHIBITED TRANSACTIONS

     (a) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above.

     (b)  No Access Person shall:

          (i) purchase or sell, directly or indirectly, any Security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

               (A)  is being considered for purchase or sale by the Trust, or

               (B)  is being purchased or sold by the Trust;

          (ii) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Trust;

          (iii) seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Trust because of such person's association with the Trust. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Trust will not be a violation of this section:

               (A)  an occasional meal;

               (B) an occasional ticket to a sporting event, the theater or comparable entertainment;

               (C) a holiday gift of fruit or other foods, or other comparable gift.

     (c)  No Investment Personnel shall:

          (i) directly or indirectly acquire beneficial ownership in any securities in an initial public offering ("IPO"), in order to preclude any possibility of such person profiting from his or her position with the Trust.

          (ii) directly or indirectly acquire beneficial ownership of any securities in a private placement, without prior written approval of the Compliance Officer of the Trust or other officer of the Trust designated by the Board of Trustees. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any Trust's subsequent consideration of an investment in the issuer. In such circumstances, the Trust's decision to purchase securities of the issuer

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               shall be subject to independent review by the Trust's officers with no personal interest in the issuer.

          (iii) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Any profits realized on such short-term trades shall be subject to disgorgement.

          (iv) serve on the board of directors of any publicly traded company without prior authorization of the Chairman and/or President of the Trust. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Trust and its shareholders.

     (d)  No Portfolio Manager shall:

          (i) buy or sell a security within at least seven (7) calendar days before and after any series of the Trust that he or she manages trades in that security. Any profits realized on trades within the proscribed period are required to be disgorged.

3.   EXEMPTED TRANSACTIONS

     (a)  The prohibitions of Sections 2(b), 2(c) and 2(d) shall not apply to:

          (1) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

          (2) purchases or sales which are non- volitional on the part of either the Access Person or the Trust;

          (3) purchases which are part of an automatic dividend reinvestment plan;

          (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

          (5)  purchases or sales of shares of any series of the Trust.

4.   COMPLIANCE PROCEDURES

     (a)  Pre-clearance

          With the exception of the Independent Trustees of the Trust, all Access Persons shall receive prior written approval from the Compliance Officer of the Trust or Adviser, as applicable, or other officer of the Trust designated by the Board of

          Trustees before purchasing or selling securities. With regard to approved purchases of securities, said Compliance Officer will retain a record of approval as well as the rationale supporting such approval.

     (b)  Duplicate Confirmations and Account Statements

          With the exception of the Independent Trustees of the Trust, all Access Persons shall direct their brokers to supply to the Compliance Officer of the Trust or Adviser, as applicable, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.

     (c)  Disclosure of Personal Holdings (Initial and Annual Reports)

          All Access Persons, with the exception of Independent Trustees of the Trust, shall report and disclose to the Compliance Officer of the Trust or Adviser, as applicable, all personal Securities holdings upon commencement of employment with the Trust or Adviser, as the case may be, and thereafter on an annual basis. This Initial Report shall be made on the form attached as Exhibit B and the Annual Report shall be made on the form attached as Exhibit C. Access Persons shall also provide in each report the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities are held for the direct or indirect benefit of the Access Person.

          (i) Initial Reports shall be made no later than 10 days after the person becomes an Access Person.

          (ii) Annual Reports shall be submitted within 30 days after the end of each calendar year and provide information on personal securities holdings that is current as of a date no more than 30 days before the date such Annual Report is submitted.

     (d)  Quarterly Reporting Requirements

          (i) Every Access Person shall report to the Compliance Officer of the Trust or Adviser, as applicable, the information described in Sub-paragraph (c)(iii) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

          (ii) An Independent Trustee of the Trust need only report a transaction in a security if such trustee, at the time of that transaction knew, or, in the ordinary course of fulfilling his official duties as a trustee, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the trustee, such security was purchased or sold by the Trust or was being considered for purchase by the Trust or by its investment adviser. Such reports will include the information described in Sub-paragraph (d)(iii) of this Section.

          (iii) Reports required to be made under this Sub-paragraph (c) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every Access Person, with the exception the Independent Trustees of the Trust (unless required by Sub-paragraph (d)(ii) above), shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. Access Persons shall also provide in each report the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities are held for the direct or indirect benefit of the Access Person and the date the account was established. A report shall be made on the form attached hereto as Exhibit D or on any other form containing the following information:

               (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares, and the principal amount of each security involved;

               (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (C)  the price at which the transaction was effected;

               (D) the name of the broker, dealer or bank with or through whom the transaction was effected; and

               (E)  the date that the report is submitted.

          (iv) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

     (e)  Annual Certification of Compliance with Code of Ethics

          Every Access Person, including Independent Trustees, shall certify annually that:

          (i) they have read and understand the Code of Ethics and recognize that they are subject thereto;

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          (ii) they have complied with the requirements of the Code of Ethics;
               and

          (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

     (f)  Conflict of Interest

          Every Access Person shall notify the appropriate Compliance Officer of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any series of the Trust.

     (g)  Notification by Compliance Officer

          The Compliance Officer of the Trust or Adviser, as applicable, shall notify each Access Person that he or she is subject to the provisions of this Code of Ethics, and shall deliver a copy of this Code of Ethics to each Access Person.

     (h)  Review of Reports

          The Compliance Officer of the Trust and Adviser shall review the initial, annual and quarterly holding reports, as well as the trade confirmations and transaction statements submitted to them by Access Persons as soon as practicable after the submission of such reports to the Compliance Officer to determine compliance with this Code of Ethics.

5.   REPORTING OF VIOLATIONS TO THE BOARD OF TRUSTEES

     (a)  The Compliance Officer shall promptly report to the Board of Trustees:

          (i) all apparent violations of this Code of Ethics and the reporting requirements thereunder; and

          (ii) any reported transaction in a security which was purchased or sold by the Trust within fifteen (15) days before or after the date of the reported transactions.

     (b) When the Compliance Officer of the Trust or Adviser finds that a transaction otherwise reportable to the Board of Trustees under Paragraph (a) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), it may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Trustees.

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6.   ANNUAL REPORTING TO THE BOARD OF TRUSTEES

     The Trust and the Adviser shall each prepare an annual written report relating to this Code of Ethics to the Board of Trustees. Such annual report shall:

     (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (b) describe any issues arising under the Code of Ethics or procedures since the last report to the Board of Trustees including, but not limited to, information about material violations of the Code or Ethics or procedures and sanctions imposed in response to the material violations.

     (c) identify any recommended changes in the existing restrictions or procedures based upon the experience of the Trust and Adviser under the Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

     (d) certify that the Trust and Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

7.   SANCTIONS

     Upon discovering a violation of this Code of Ethics, the Compliance Officer may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or a recommendation to management (subject to approval by the Board of Trustees in appropriate cases) for the suspension or termination of the employment of the violator.

8.   RETENTION OF RECORDS

     This Code of Ethics, a list of all persons required to make reports hereunder from time to time, or who are responsible for reviewing such reports, a copy of each report made by an Access Person hereunder, a record of any decision and the rationale supporting the decision to approve the purchase of securities by Access Persons, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, and a copy of each written annual report to the Board of Trustees, shall be maintained by the Trust and Adviser as required under Rule 17j-1.


Dated: _____________________

                                       9

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                                                                       Exhibit A

                                THE OLSTEIN FUNDS
                           OLSTEIN & ASSOCIATES, L.P.

                      POLICY STATEMENT ON INSIDER TRADING

SECTION I. POLICY STATEMENT ON INSIDER TRADING

     Olstein & Associates, L.P. ("O&A") forbids any officer, trustee, or employee from trading, either personally or on behalf of a Client Account, on material nonpublic information, or communicating material nonpublic information to other persons in violation of the law. This conduct is frequently referred to as "insider trading." O&A's policy applies to every officer, trustee, and employee and extends to activities within and outside their duties for O&A. Every officer, trustee, and employee must read and retain a copy of this policy statement. Any questions regarding O&A's policy and procedures should be referred to the Compliance Officer.

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

     While the law concerning insider trading is not static, it is generally understood that the law prohibits:

          i) trading by an insider, while in possession of material nonpublic information, or

          ii) trading by a non- insider, while in possession of material nonpublic information, where the information either was disclosed to the non- insider in violation of an insider's duty to keep it confidential or was misappropriated, or

          iii) communicating material nonpublic information to others.

     The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the Compliance Officer.

     1.   Who is an Insider?

     The concept of "insider" is broad. It includes partners and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, O&A may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

     2.   What is Material Information?

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, trustees, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

     3.   What is Nonpublic Information?

     Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

     4.   Basis for Liability.

          i)   Fiduciary Duty Theory

               In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980). In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme
               Court stated alternate theories under which non- insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (i.e., attorneys, accountants), or the y can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

               However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

          ii)  Misappropriation Theory

               Another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

     5.   Penalties for Insider Trading

     Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

          i)   civil injunctions

          ii)  treble damages

          iii) disgorgement of profits

          iv)  jail sentences

          v) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

          vi) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

     In addition, any violation of this policy statement can be expected to result in serious sanctions by O&A, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT O&A'S INSIDER TRADING POLICY

     The following procedures have been established to aid the officers, trustees, and employees of O&A to avoid insider trading, and to aid O&A in preventing, detecting and imposing sanctions against insider trading. Every officer, trustee, and employee of O&A must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult O&A's Compliance Officer.

     1.   Identifying Inside Information.

     Before trading for yourself or others, including Client Accounts, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

          i) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

          ii) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

     If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

          i)   Report the matter immediately to O&A's Compliance Officer.

          ii) Do not purchase or sell the securities on behalf of yourself or others, including Client Accounts.

          iii) Do not communicate the information inside or outside O&A, other than to the Compliance Officer.

          iv) After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

     2.   Personal Security Trading.

     All officers, trustees, and employees of the Adviser (other than officers, trustees, and employees who are required to report their securities transactions to a registered investment company in accordance with a Code of Ethics) shall submit to the Compliance Officer, on a quarterly basis, a report of every securities transaction in which they, their families (including the spouse, minor children, and adults living in the same household as the officer, trustee, or employee), and trusts of which they are trustees or in which they have a beneficial interest have participated, or at such lesser intervals as may be required from time to time. The report shall include the name of the secur-ity, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected. All officers, trustees, and employees must also instruct their broker(s) to supply the Compliance Officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.

     3.   Restricting Access to Material Non-public Information.

     Any information in your possession that you identify as material and non-public may not be communicated other than in the course of performing your duties to anyone, including persons within your company, except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

     4.   Resolving Issues Concerning Insider Trading.

     If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Compliance Officer before trading or communicating the information to anyone.

SECTION III. SUPERVISION

     The role of the Compliance Officer is critical to the implementation and maintenance of this Statement on Insider Trading. These supervisory procedures can be divided into two classifications, (1) the prevention of insider trading, and (2) the detection of insider trading.

     1.   Prevention of Insider Trading.

     To prevent insider trading the compliance official should:

          (a) answer promptly any questions regarding the Statement on Insider Trading;

          (b) resolve issues of whether information received by an officer, trustee, or employee is material and non-public;

          (c) review and ensure that officers, trustees, and employees review, at least annually, and update as necessary, the Statement on Insider Trading; and

          (d) when it has been determined that an officer, trustee, or employee has material non-public information,

               (i) implement measures to prevent dissemination of such information, and

               (ii) if necessary, restrict officers, trustees, and employees from trading the securities.

     2.   Detection of Insider Trading:

     To detect insider trading, the Compliance Officer should:

          (a) review the trading activity reports filed by each officer, trustee, and employee, to ensure no trading took place in securities in which the Adviser has material non-public information;

          (b) review the trading activity of the mutual funds managed by the investment adviser and the mutual funds which the broker dealer acts as principal underwriter;

          (c) coordinate, if necessary, the review of such reports with other appropriate officers, trustees, or employees of the Adviser and The Olstein Funds.

     3.   Special Reports to Management:

     Promptly, upon learning of a potential violation of the Statement on Insider Trading, the Compliance Officer must prepare a written report to management of the Adviser, and provide a copy of such report to the Board of Trustees of The Olstein Funds, providing full details and recommendations for further action.

     4.   Annual Reports:

     On an annual basis, the Compliance Officer of the Adviser will prepare a written report to the management of the Adviser, and provide a copy of such report to the Board of Trustees of The Olstein Funds, setting forth the following:

          (a) a summary of the existing procedures to detect and prevent insider trading;

          (b) full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation;

          (c) an evaluation of the current procedures and any recommendations for improvement.

     The Undersigned has read, understands and agrees to abide by this Insider Trading Policy and has retained a copy of this document.




________________________             ________________________________________
Date                                 Signature

                                                                       Exhibit B

                               THE OLSTEIN FUNDS
                           OLSTEIN & ASSOCIATES, L.P.
                                 CODE OF ETHICS

                                 INITIAL REPORT

To the Compliance Officer:

     1. I hereby acknowledge receipt of a copy of the Code of Ethics for The Olstein Funds (the "Trust") and Olstein & Associates, L.P. (the "Adviser").

     2. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or the Adviser, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series.

     4. As of the date below I had a direct or indirect beneficial ownership* in the following securities (Please note that Independent Trustees are not required to report personal securities holdings):

                                                              Type of Interest
          Name of Security         Number of Shares         (Direct or Indirect)
          ----------------         ----------------         --------------------









     5. I hereby represent that I maintain account(s) as of the date this report is submitted in which Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below (Please note that Independent Trustees are not required to provide the information required by this item).

      Name and Address of Broker/Dealer or
           Bank Maintaining Account          Account Number     Date Established
           ------------------------          --------------     ----------------





Name:______________________________
Title:_____________________________
Date:______________________________

* Beneficial ownership also includes Securities held in the name of your spouse or minor children living in your household.

                                                                       Exhibit C

                               THE OLSTEIN FUNDS
                           OLSTEIN & ASSOCIATES, L.P.
                                 CODE OF ETHICS

                                 ANNUAL REPORT

To the Compliance Officer:

     1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

     2. I hereby certify that, during the year ended December 31, ____, I have complied with the requirements of the Code of Ethics and I have reported all Securities transactions required to be reported pursuant to the Code of Ethics.

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and Securities held or to be acquired by the Trust or any of its Series.

     4. As of December 31, ____, I had a direct or indirect beneficial ownership* in the following Securities (Please note that Independent Trustees are not required to report personal securities holdings):

                                                              Type of Interest
          Name of Security         Number of Shares         (Direct or Indirect)
          ----------------         ----------------         --------------------









     5. I hereby represent that I maintain the account(s) listed below in which Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below. (Please note that Independent Trustees are not required to provide the information required by this item).

     Name and Address of Broker/Dealer or
           Bank Maintaining Account          Account Number     Date Established
           ------------------------          --------------     ----------------







Name:______________________________
Title:_____________________________
Date:______________________________

* Beneficial ownership also includes Securities held in the name of your spouse or minor children living in your household.

                                                                       Exhibit D

                               THE OLSTEIN FUNDS
                           OLSTEIN & ASSOCIATES, L.P.
                                 CODE OF ETHICS
                         Securities Transactions Report
               For the Calendar Quarter Ended: __________________

To the Compliance Officer:

During the quarter referred to above, the following transactions were effected in Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust and Adviser.

=============================================================================================================
                                                                  Nature of
                                                                 Transaction      Name and Address of Broker,
 Name of     Date of     Number of             Dollar Amount   (Purchase, Sale,     Dealer or Bank Through
Security   Transaction    Shares      Price   of Transaction        Other)             Whom Effected
=============================================================================================================

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

=============================================================================================================

     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

     I hereby represent that I maintained the following brokerage accounts listed below, in which Securities were held during the quarter referenced above for my indirect or direct benefit. (Note to Independent Trustees - You need only report a transaction in a security if, at the time of that transaction you knew, or, in the ordinary course of fulfilling your official duties as a trustee, should have known that, during the 15-day period immediately preceding or after the date of your transaction, such security was purchased or sold by the Trust or was being considered for purchase by the Trust or by its investment adviser).

     Name and Address of Broker/Dealer or
           Bank Maintaining Account          Account Number     Date Established
           ------------------------          --------------     ----------------





     Except as noted in this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust or the Adviser, such as the existence of any economic relationship between my transactions and Securities held or to be acquired by the Trust or any of its Series.

Name:______________________________
Title:_____________________________
Date:______________________________